EXHIBIT 10.57

EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (hereinafter referred to as this “Agreement”) is entered into on March 26, 2015 by and among the following parties:

(1)	Mr. Xiaofeng Peng, a citizen of the People’s Republic of China (hereinafter referred to as the “PRC”)

(2)	Mr. Min Xiahou, a PRC citizen

(3)	Ms. Amy Jing Liu, a PRC citizen

(Xiaofeng Peng, Min Xiahou and Amy Jing Liu shall hereinafter individually and collectively be referred to as a “Pledgor” and the “Pledgors” respectively)

(4)	Solar Energy E-Commerce (Shanghai) Limited (hereinafter referred to as the “Pledgee”) with its registered address at Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai; and

(5)	Solar Energy E-Commerce (Shanghai) Limited (hereinafter referred to as the “Company”) with its registered address at Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai.

(For the purpose of this Agreement, the above parties shall hereinafter individually be referred to as a “Party”, and collectively be referred to as the “Parties”.)

WHEREAS:

1.

The Pledgors are the shareholders of record of the Company, legally holding all the equity interests in the Company (hereinafter referred to as the “Company Equity”). As of the date of this Agreement, their capital contribution to the registered capital of and shareholding percentage in the Company are specified in Appendix I hereto.

2.

Pursuant to the Exclusive Call Option Agreement entered into by and among the Pledgors, the Pledgee and the Company on March 26, 2015, the Pledgors shall, at the request of the Pledgee, and to the extent permitted by the PRC law, transfer part or all of the equity interest in and/or assets of the Company to the Pledgee and/or any other entity or individual designated by the Pledgee.

3.

Pursuant to the Proxy Voting Agreement 2015 (hereinafter referred to as the “Proxy Agreement”) entered into by and among the Pledgee, the Company and the Pledgors on March 26, 2015, the Pledgors have granted the individual designated by the Pledgee with full power to exercise on their behalf all of their shareholders’ voting rights in respect of the Company.

4.

Pursuant to the Exclusive Consultancy and Service Agreement (hereinafter “Service Agreement”) entered into by and between the Pledgee and the Company on March 26, 2015, the Company has engaged the Pledgee exclusively to provide it with relevant technical and consulting service, for which the Company will pay the Pledgee service fees accordingly.

5.

As security for performance by the Pledgors and the Company of the Contract Obligations (as defined below) and repayment of the Secured Indebtedness (as defined below), the Pledgors agree to pledge all of their Company Equity to the Pledgee and grant the Pledgee the first priority for repayment.

NOW THEREFORE, the Parties hereby have reached the following agreement after mutual consultations:

1.	DEFINITIONS

1.1.	Unless otherwise required by the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“Contract Obligation”: shall refer to all the contractual obligations of the Pledgors and the Company under the Service Agreement, the Exclusive Call Option Agreement and the Proxy Agreement (collectively referred to as the “Transaction Agreements”), and all the contractual obligations of the Pledgors under this Agreement.

“Secured Indebtedness”: shall refer to all the direct, indirect and derivative losses as well as loss of foreseeable profit, suffered by the Pledgee arising from any Event of Default (as defined below) on the part of any Pledgor and/or the Company, together with all the expenses incurred by the Pledgee in its enforcement of the Contract Obligations against any Pledgor and/or the Company.

“Event of Default”: shall refer to any breach by any Pledgor or the Company of any of the Contract Obligation under any of the Transaction Agreements and/or this Agreement.

“Pledged Property”: shall refer to all of the equity interest in the Company which is legally owned by the Pledgors as of the effective date hereof and is to be pledged by the Pledgors to the Pledgee in accordance with the provisions hereof as security for the performance by them and the Company of the Contract Obligations, together with any increase in the capital contribution and the dividends as described in Articles 2.6 and 2.7 hereof;

“PRC Law”: shall refer to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC in effect from time to time.

1.2.

Any reference to any PRC Law herein shall be deemed: (1) to include references to any and all the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3.

For the purpose of this Agreement, except as otherwise required by the context, any reference to an article, clause, item or paragraph shall refer to an article, clause, item or paragraph of this Agreement.

2.	EQUITY PLEDGE

2.1.

The Pledgors hereby agree to pledge the Pledged Property which they legally own and are entitled to dispose of, to the Pledgee in accordance with the provisions hereof as security for the performance of the Contract Obligations and the repayment of the Secured Indebtedness. The Company hereby agrees that the Pledgors who hold the equity interest in the Company may pledge the Pledged Property to the Pledgee pursuant to this Agreement.

2.2.

The Pledgors shall record the arrangement of the equity pledge hereunder (hereinafter referred to as the “Equity Pledge”) onto the shareholders’ register of the Company on the date hereof, provide the certificate of such recording to the Pledgee in a form acceptable to the Pledgee, and deliver the documents evidencing the completion of the registration of Equity Pledge with the competent administration for industry and commerce within 15 days as of the execution of this Agreement or other time period mutually agreed among the Parties (the aforementioned time period for completing the pledge registration shall be subject to the time actually required for completing all the related registration formalities with the relevant administration of industry and commerce.)

2.3.

During the term of validity of this Agreement, except for a willful misconduct of the Pledgee, or a gross negligence of the Pledgee which has a direct causative relationship with the effect, the Pledgee shall not be liable in any way to, nor shall the Pledgors have any right to claim in any way or raise any demands against the Pledgee, in respect of the reduction in value of the Pledged Property.

2.4.

Subject to Article 2.3, in case of any possibility of obvious reduction in value of the Pledged Property which may be substantial enough to jeopardize the Pledgee’s rights, the Pledgee may request the Pledgors to provide corresponding guarantee; it may also at any time auction or sell off the Pledged Property on behalf of the Pledgors, and after having reached agreement with the Pledgors use the proceeds from such auction or sale-off for the pre-repayment of the Secured Indebtedness, or deposit such proceeds with a notary public office located where the Pledgee is domiciled, with any fees incurred in relation thereto to be borne by Pledgors.

2.5.

The Pledgee shall have the first ranking security interest in the Pledged Property. In case of an Event of Default, the Pledgee shall have the right to dispose of the Pledged Property in the way set out in Article 4 hereof.

2.6.

Without prior written consent of the Pledgee, the Pledgors may not increase their capital contribution to the Company. Any increase in the capital contribution made by the Pledgors to the Company as a result of the Pledgors’ increase of the registered capital of the Company shall constitute part of the Pledged Property.

2.7.

Without prior written consent of the Pledgee, the Pledgors may not receive dividends or share profits with respect to the Pledged Property. The dividends or profits received by the Pledgors with respect to the Pledged Property shall be deposited into the Pledgee’s designated bank account and be monitored by the Pledgee and used as the Pledged Property to repay in first priority the Secured Indebtedness.

2.8.	The Pledgee shall have the right, upon occurrence of an Event of Default, to dispose of any Pledged Property of any of the Pledgors in accordance with the provisions hereof.

3.	RELEASE OF PLEDGE

Upon full and complete performance by the Pledgors and the Company of all of their Contract Obligations and repayment of their Secured Indebtedness, the Pledgee shall, at the request of relevant Pledgors, release the pledge under this Agreement, and cooperate with relevant Pledgors to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of the Company, and deregister the pledge registration, with the reasonable fees incurred in connection with such release to be borne by the Pledgee.

4.	DISPOSAL OF THE PLEDGED PROPERTY

4.1.

The Pledgors, Company and Pledgee hereby agree that, in case of an Event of Default, the Pledgee shall have the right to exercise, upon giving a written notice to the Pledgors, all of the remedial rights and powers available to it under the PRC Law, the Transaction Agreements and the terms hereof, including without limitation, auctioning or selling off the Pledged Property so as to be repaid with first priority. The Pledgee shall not be liable for any loss incurred as a result of its reasonable exercise of such rights and powers.

4.2.

The Pledgee shall have the right to designate in writing its legal counsel or any other agent to exercise on its behalf any and all rights set out above, and none of the Pledgors or the Company may raise any objection thereto.

4.3.

The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct an amount equal to the costs so incurred from the proceeds received by it from its exercise of such rights.

4.4.	The proceeds that the Pledgee received from the exercise of its rights shall be used in the order of priority as follows:

First, to pay any cost incurred in connection with the disposal of the Pledged Property and the exercise by the Pledgee of its rights (including remuneration paid to its legal counsels and agents);

Second, to pay any taxes payable for the disposal of the Pledged Property; and

Third, to repay the Pledgee for the Secured Indebtedness.

In case of any balance after payment of the above amounts, the Pledgee shall return the same to the Pledgors or any other person entitled thereto in accordance with the relevant laws and rules or deposit the same to a notary public office located where the Pledgee is domiciled, with any fees incurred in relation thereto to be borne by the Pledgors.

4.5.

The Pledgee shall have the option to exercise, simultaneously or in a certain sequence, the remedies it is entitled to with respect to the pledge on the Company Equity held by any Pledgor or other any remedies upon occurrence of an Event of Default. The Pledgee shall not be obliged to exercise other remedies available to it prior to its exercise of the right to auction or sell off the Pledged Property hereunder upon occurrence of an Event of Default. None of the Pledgors or the Company may challenge as to whether the Pledgee enforces any particular part of the pledge or in what sequence it enforces the pledge.

5.	FEES AND COSTS

Any and all the costs actually incurred in connection with the creation of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees shall be borne by the relevant Parties who incurred them.

6.	CONTINUITY AND NO WAIVER

The Equity Pledge hereunder shall be a continuous guarantee, with its validity to continue until the full performance of the Contract Obligations or the full repayment of the Secured Indebtedness. Neither any waiver or grace period granted by the Pledgee to any Pledgor in respect of his/her breach, nor any delay of the Pledgee in exercising any of its rights under the Transaction Agreements or this Agreement shall prejudice any rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by any Pledgor or the rights the Pledgee may be entitled to due to subsequent breach by any Pledgor of his/her obligations under the Transaction Agreements and/or this Agreement.

7.	REPRESENTATIONS AND WARRANTIES BY THE PLEDGORS

The Pledgors hereby represent and warrant to the Pledgee as follows on a joint and several basis:

7.1.

Each Pledgor is a PRC citizen with full and independent legal status and capacity to participate independently in any legal proceedings as a party, and is duly authorized to execute, deliver and perform this Agreement.

7.2.

The Company is a limited liability company duly incorporated and validly existing under the PRC Law with an independent legal person status. It has the full and independent legal status and capacity to execute, deliver and perform this Agreement and can independently participate in any legal proceedings as a party. It has full right and authorization to execute and deliver this Agreement and any other documents relating to the transactions contemplated by this Agreement to which it is a party. It also has full right and authorization to complete the transactions contemplated by this Agreement.

7.3.

Any and all the reports, documents and information about all matters concerning the Pledgors, as required by this Agreement which are provided by the Pledgors to the Pledgee before this Agreement comes into effect are true, accurate and valid in all material aspects as of the execution hereof.

7.4.

Any and all the reports, documents and information about all matters concerning the Pledgors, as required by this Agreement which are to be provided by the Pledgors to the Pledgee after this Agreement comes into effect shall be true, correct and valid in all material aspects at the time of delivery.

7.5.

At the time of the effectiveness of this Agreement, the Pledgors are the sole legal owners of the Pledged Property, free from existing dispute whatever concerning the ownership of the Pledged Property. The Pledgors have the right to dispose of the Pledged Property or any part thereof.

7.6.

Other than the encumbrance created on the Pledged Property hereunder and the rights created under the Transaction Agreements, there does not exist any other encumbrance or third party interest on the Pledged Property.

7.7.

The Pledged Property is capable of being pledged or transferred in accordance with laws, and the Pledgors have the full right and power to pledge the Pledged Property to the Pledgee pursuant to this Agreement.

7.8.	This Agreement constitutes the legal, valid and binding obligations of the Pledgors upon being duly executed by the Pledgors.

7.9.

Any consent, permission, waive or authorization by any third party, or any approval, permit or exemption by any governmental authority, or any registration or filing (if required by laws) with any governmental authority required for the execution and performance hereof and the Equity Pledge hereunder have been obtained or completed, and will be in full force and effect during the term of validity of this Agreement.

7.10.

The execution and performance by any Pledgor of this Agreement are not in violation of or conflict with any laws applicable to him/her, or any agreement to which he/she is a party or by which his/her assets are bound, any court judgment, any arbitration award, or any decision of any administrative authority.

7.11.	The Equity Pledge hereunder constitutes the first ranking security interest in the Pledged Property.

7.12.	All taxes and fees payable in connection with the acquisition of the Pledged Property have been paid in full by the Pledgors.

7.13.

There is no pending or, to the knowledge of each Pledgor, threatened litigation, legal proceedings or claim before any court, arbitral tribunal, governmental authority or any administrative authority against such Pledgor, or his/her property, or the Pledged Property, which may have a material adverse effect on the financial conditions of such Pledgor or the ability of such Pledgor to perform his/her obligations or satisfy his/her liability for the security interest hereunder.

7.14.

Each Pledgor hereby warrants to the Pledgee that each of the above representations and warranties will be fully complied with and will remain true and correct at any time and under any circumstance before the Contract Obligations are fully performed and the Secured Indebtedness are fully repaid.

8.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Pledgee as follows:

8.1.

The Company is a limited liability company duly incorporated and validly existing under PRC Law with an independent legal person status. It has the full and independent legal status and capacity to execute, deliver and perform this Agreement and can independently participate in any legal proceedings as a party.

8.2.

Any and all the reports, documents and information concerning the Pledged Property and all matters as required by this Agreement which are provided by the Company to the Pledgee before this Agreement comes into effect are true, accurate and effective in all material aspects as of the execution hereof.

8.3.

Any and all the reports, documents and information concerning the Pledged Property and all matters as required by this Agreement which are to be provided by the Company to the Pledgee after this Agreement comes into effect shall be true, correct and effective in all material aspects at the time of delivery.

8.4.

It has full right and authorization to execute and deliver this Agreement and any other documents relating to the transactions contemplated by this Agreement to which it is a party. It also has full right and authorization to complete the transactions contemplated by this Agreement.

8.5.

There is no pending or, to the knowledge of the Company, threatened litigation, legal proceedings or claim before any court, arbitral tribunal, governmental authority, or administrative authority against the Company, or its property (including but not limited to the Pledged Property), which may have a material adverse effect on the financial conditions of the Company or the ability of the Company to perform its obligations or satisfy its liability for the security interest hereunder.

8.6.

The Company hereby agrees to be liable to the Pledgee on a joint and several basis for the relevant representations and warranties made by the Pledgors under Article 7.5, Article 7.6, Article 7.7, Article 7.9 and Article 7.11 hereof.

8.7.

The Company hereby warrants to the Pledgee that the above representations and warranties will be fully complied with and will remain true and correct at any time and under any circumstance before the Contract Obligations are fully performed and the Secured Indebtedness are fully repaid.

9.	UNDERTAKINGS OF THE PLEDGORS

The Pledgors hereby undertake to the Pledgee as follows on a joint and several basis:

9.1.

Without prior written consent by the Pledgee, the Pledgors shall not create or allow to be created any new pledge or any other encumbrance on the Pledged Property. Without prior written consent by the Pledgee, any new pledge or any other encumbrance created on all or any part of the Pledge Property shall be null and void.

9.2.

Without prior written notice to the Pledgee and the prior written consent from the Pledgee, the Pledgors shall not transfer the Pledged Property. Any attempted transfer by Pledgors of the Pledged Property in violation of the preceding provision shall be null and void. The proceeds from transfer of the Pledged Property by Pledgors upon prior written consent of the Pledgee shall be paid to the Pledgee in advance in satisfaction of the Secured Indebtedness or deposited with the a third party agreed with the Pledgee.

9.3.

In case of any litigation, arbitration or other claim which may have an adverse effect on the interest of the Pledgors or the Pledgee under the Transaction Agreements or this Agreement or on the Pledged Property, the Pledgors undertake to notify the Pledgee thereof in writing as soon as possible and in a timely manner, and shall at the reasonable request of the Pledgee, take, all necessary measures to secure the pledge interest of the Pledgee in the Pledged Property.

9.4.

The Pledgors shall not take or omit to take or allow to be taken or omitted to be taken any action, which may have a material adverse effect on the interest of the Pledgee under the Transaction Agreements or this Agreement or on the Pledged Property. The Pledgors have waived their rights of first refusal with respect to the Pledged Property at the time of the enforcement by the Pledgee of its pledge interest of the Pledge.

9.5.

The Pledgors guarantee that they shall, at the reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreements hereto) so as to secure the pledge interest of the Pledgee in the Pledged Property and the exercise and enforcement by the Pledgee of the same.

9.6.	In case of transfer of any Pledged Property as a result of the enforcement of the pledge hereunder, the Pledgors guarantee that they will take all necessary measures to effectuate such transfer.

9.7.

In the event that the Company is required to be liquidated or dissolved pursuant to mandatory provisions under applicable PRC Law, any interest distributed to the Pledgors following the Company’s dissolution or liquidation shall be, donated to the Pledgee or any other entity/ person designated by the Pledgee to the extent permitted under the applicable PRC Law.

10.	UNDERTAKINGS BY THE COMPANY

10.1.

To the extent that any consent, permission, waive or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing (if required by laws) with any government authority shall be obtained or completed for the execution and performance hereof and the Equity Pledge hereunder, the Company will try its best endeavors to provide assistance in the obtaining of the same and ensure the same will remain in full force and effect during the term of validity of this Agreement.

10.2.	Without prior written consent of the Pledgee, the Company shall not assist or allow any Pledgor to create any new pledge or any other encumbrance on the Pledged Property.

10.3.	Without prior written consent of the Pledgee, the Company shall not assist or allow any Pledgor to transfer the Pledged Property.

10.4.

In case of any litigation, arbitration or other claim which may have an adverse effect on the Company, the Company Equity as the Pledged Property or the interest of the Pledgee under the Transaction Agreements or this Agreement, the Company undertakes to notify the Pledgee in writing as soon as possible and in a timely manner and shall at the reasonable request of the Pledgee, take all necessary measures to secure the pledge interest of the Pledgee in the Pledged Property.

10.5.

The Company shall not take or omit to take or allow to be taken or omitted to be taken any act or action, which may have an adverse effect on the interest of the Pledgee under the Transaction Agreements or this Agreement or on the Pledged Property.

10.6.

Within the first month of each calendar quarter, the Company shall provide the Pledgee with the financial statements for the preceding calendar quarter, including but not limited to the balance sheet, the income statement and the statement of cash flow.

10.7.

The Company guarantees that it shall, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreements hereto) so as to secure the pledge interest of the Pledgee in the Pledged Property and the exercise and enforcement by the Pledgee of the same.

10.8.	In case of transfer of any Pledged Property as a result of the enforcement of the pledge hereunder, the Company guarantees that it will take all necessary measures to effectuate such transfer.

11.	CHANGE OF CIRCUMSTANCES

As a supplement to and subject to compliance with, the other terms of the Transaction Agreements and this Agreement, in the event that at any time any promulgation or change of any PRC Law, regulation or rule, or change in the interpretation or application of any of the foregoing, or any change in the relevant registration procedures renders the Pledgee to believe that it will be illegal under or conflict with such law, regulation or rule to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Property in the way provided herein, the Pledgors and the Company shall, at the written direction of the Pledgee and at the reasonable request of the Pledgee, promptly take any action and/or execute any agreement or other documents, in order to:

(1)	keep this Agreement in effect;

(2)	facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3)	maintain or effectuate the pledge created or intended to be created hereunder.

12.	CONFIDENTIALITY

12.1.	Each Party shall be obligated to maintain the confidentiality of the following information whether this Agreement is terminated or not:

(1)	The execution and performance of this Agreement and the content hereof;

(2)

The trade secrets, proprietary information and customer information (hereinafter collectively referred to as “Confidential Information”) regarding the Company known to or obtained by him/her/it in connection with his/her/its execution and performance of this Agreement.

Any Party may not use any Confidential Information other than for the performance of its obligation under this Agreement. Without written consent of the other Parties, any Party may not disclose any Confidential Information to any third parties. Otherwise, it shall be liable for any breach and indemnity against losses arising therefrom.

12.2.

Upon termination of this Agreement, each Party shall at the request of the disclosing Party(ies), return, destroy or otherwise dispose of the documents, data or software containing any Confidential Information and cease to use them.

12.3.	Notwithstanding any other provisions in this Agreement, this Article shall survive any termination or expiration of this Agreement.

13.	EFFECTIVENESS AND TERM OF THIS AGREEMENT

13.1.	This Agreement shall become effective upon the date of execution.

13.2.	This Agreement shall remain in effect until the full performance of the Contract Obligations and the full repayment of the Secured Indebtedness.

14.	NOTICE

All notices and other communications required or permitted to be given to a Party pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party as set forth below. The date on which a notice shall be deemed to have been effectively given shall be determined as follows:

if given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of delivery.

if given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

 For the purpose of notices, the addresses of the Parties are as follows:

Pledgor: Xiaofeng Peng

Address:     7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Pledgor: Min Xiahou

Address: 7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Pledgor: Amy Jing Liu

Address: 7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Pledgee: Solar Energy E-Commerce (Shanghai) Limited

Address: Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone:

Company: Solar Energy E-Commerce (Shanghai) Limited

Address: Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai.

Phone:

Any Party may at any time change its address for notice by a notice delivered to the other Parties in accordance with the terms hereof.

15.	MISCELLANEOUS

15.1.

Without prior written consent of Pledgee, any Pledgor may not assign any of his/her rights, obligations or liabilities hereunder to any third party. The Pledgee may, upon notice to the Pledgors but not necessarily with the Pledgors’ consent, assign the Pledgee’s rights, obligations or liabilities hereunder to any third party. Successors or permitted assignees (if any) of the Pledgors shall continue to perform the obligations of the Pledgors and the Company under this Agreement.

15.2.

The amount of the Secured Indebtedness secured by the Pledged Property shall be subject to the confirmation by all the Parties after negotiation among them and constitute the conclusive evidence of the Secured Indebtedness hereunder.

15.3.	This Agreement shall be executed in Chinese language in seven originals, one for each Party, and the remaining two for registration or filing purpose.

15.4.	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by PRC Law.

15.5.

Any disputes arising hereunder and in connection herewith shall first be settled through consultations among the Parties. If the Parties fail to reach an agreement regarding a dispute within 30 days of the occurrence of the same, such dispute shall be submitted to Shanghai Arbitration Commission for resolution through arbitration to be conducted in Shanghai in accordance with the arbitration rules of such Commission. An arbitral award by such Commission shall be final and binding on all Parties. This Article shall survive any termination or expiration of this Agreement.

15.6.

Any rights, powers and remedies conferred on any Party by any provisions herein shall not preclude any other rights, powers and remedies to available to such Party under laws and other provisions in this Agreement, and any exercise of his/her/its rights, powers and remedies by a Party shall not preclude his/her/its exercise of any of his/her/its other rights, powers and remedies.

15.7.

Any failure to exercise or delay in exercising by a Party any of its rights, powers and remedies under this Agreement or at law shall not operate as a waiver of such rights. Any waiver by a Party of any single right or any part thereof shall not preclude such Party from exercising such right in any other way or any other right of such Party.

15.8.	The headings of the Articles contained herein shall be for reference only, and in no circumstance shall such headings be used in or affect the interpretation of the provisions hereof.

15.9.

Each provision contained herein shall be severable and independent from each of the other provisions, and if at any time any one or more terms or provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

15.10.

Any amendments or supplements to this Agreement shall be made in writing. Other than any assignment by the Pledgee of its rights hereunder in accordance with Article 15.1 of this Agreement, any amendment or supplement to this Agreement may not take effect unless and until it is duly executed by the Parties to this Agreement.

15.11.	This Agreement shall be binding on any legal successor of each Party.

15.12.

At the time of the execution of this Agreement, each of the Pledgors shall sign respectively a power of attorney in the form as set out in Appendix II hereto (hereinafter referred to as the “Power of Attorney”) to authorize any person designated by him/her to sign on his/her behalf in accordance with this Agreement any and all the legal documents necessary for the exercise by the Pledgee of its rights hereunder. The Power of Attorney after being so signed shall be delivered to the Pledgee for it to keep in custody and, when necessary, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

[The remainder of this page is intentionally left blank]

(No text on this page. This page is the signature page of the Equity Interest Pledge Agreement)

Pledgor: Xiaofeng Peng

Signature: /s/ Xiaofeng Peng

Pledgor: Min Xiahou

Signature: /s/ Min Xiaohou

Pledgor: Amy Jing Liu

Signature: /s/ Amy Jing Liu

Pledgee: Solar Energy E-Commerce (Shanghai) Limited (seal)

Signature: /s/ Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative

Company: Solar Energy E-Commerce (Shanghai) Limited (seal)

Signature: /s/ Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative